Exhibit 23.1

1775 Legacy Circle Naperville, IL 60563

Consent of Independent Auditor

We consent to the use of our report dated March 19, 2025, on the financial statements of CompuSystems, Inc., which comprise the balance sheets as of December 31, 2024 and 2023, and the related statement of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements, which is included in this Form 8-K of Datavault AI, Inc (Formerly WiSA Technologies, Inc.)

We also consent to the incorporation by reference of such report in the Registration Statements on Form S-1 (No.’s 333-237516, 333-239750, 333-268085, 333-269777, 333-271526, 333-272278, 333-274155, 333-274331, 333-280238), Form S-3 (No.’s 333-251177, 333-239845, 333-234787, 333-233433, 333-254535, 333-257776, 333-267211, 333-268231, 333-278622, and 333-284657) and Form S-8 (Nos. 333-253339, 333-261040, 333-265060, 333-228327, 333-271520, 333-274154, 333-279730, 333-283118 and 333-285154 (filed on February 24, 2025))

Naperville, IL

March 27, 2025

1775 Legacy Circle | Naperville, IL 60563 | Tel: 630-505-1081 | Fax: 630-505-1083 |
Email: sachin.gandhi@bgadvisorscpa.com